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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this registration statement of Vastar Resources, Inc. (the "Company") on Form S-3 of our report dated February 12, 1998, on our audits of the consolidated financial statements of Vastar Resources, Inc. as of December 31, 1997 and 1996, and for each of the years ended December 31, 1997, 1996 and 1995 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts" in the prospectus forming a part of this registration statement.

                                              /s/ PricewaterhouseCoopers LLP

Houston, Texas
November 12, 1998